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                   [Letterhead of PricewaterhouseCoopers LLP]



                                                         November 13, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549


Commissioners:

We have read the statements made by AKI, Inc. appearing in its registration statement on Form S-4 dated November 13, 1998. We agree with the statements concerning Coopers & Lybrand L.L.P. in such registration statement.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP